SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                               (Amendment No. __)

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                          The Ibero-America Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)


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                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
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      (3)   Per unit price or other underlying value of transaction computed
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      (4)   Proposed maximum aggregate value of transaction:


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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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



                          THE IBERO-AMERICA FUND, INC.

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                          1345 Avenue of the Americas
                            New York, New York 10105

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                                                           July 12, 2011

Dear Stockholders:

      The Board of Directors (the "Directors") of The Ibero-America Fund, Inc. (the "Fund"), a Maryland corporation, is pleased to invite you to a Special Meeting of Stockholders (the "Meeting") to be held on August 31, 2011. At the Meeting, you will be asked to consider and act upon a proposal to liquidate and dissolve the Fund (the "Liquidation").

      Under Maryland law, the Fund must obtain your approval to liquidate and dissolve the Fund. Therefore, the Fund's Directors have scheduled the Meeting on August 31, 2011, to seek your approval of the liquidation and the dissolution of the Fund. The Liquidation is described in more detail in the attached Proxy Statement. The Directors have concluded that the proposal is in the best interests of the Fund. The Directors unanimously recommend that you vote "FOR" the Liquidation.

      We welcome your attendance at the Meeting. If you are unable to attend, we encourage you to authorize the proxy holders to cast your votes. Computershare, a professional proxy solicitation firm (the "Proxy Solicitor"), has been selected to assist in the proxy solicitation process. If we have not received your proxy as the date of the Meeting approaches, you may receive a telephone call from the Proxy Solicitor to remind you to submit your proxy. No matter how many shares you own, your vote is important.

Sincerely,

Robert M. Keith
President

                                PROXY STATEMENT

                          THE IBERO-AMERICA FUND, INC.

                             QUESTIONS AND ANSWERS

Q.    WHAT IS THIS DOCUMENT AND WHY DID WE SEND IT TO YOU?

A. This booklet contains the Notice of Special Meeting of Stockholders (the "Notice") of The Ibero-America Fund, Inc. (the "Fund") and Proxy Statement, which provide you with information you should review before voting on the proposal to liquidate and dissolve the Fund (the "Liquidation"), which will be presented at a Special Meeting of Stockholders (the "Meeting") on August 31, 2011. This document also solicits votes of the Fund's stockholders on the Liquidation by requesting that the stockholders approve the Liquidation, pursuant to the Plan of Liquidation and Dissolution dated as of June 8, 2011 (the "Plan").

      On June 8, 2011, the Fund's Board of Directors (the "Directors") approved and declared advisable the Liquidation and directed that the Liquidation be submitted to the stockholders for approval at the Meeting. You are receiving this proxy material because you own shares of the Fund. Each stockholder of record of the Fund as of the close of business on Thursday, July 7, 2011 (the "Record Date") has the right under applicable legal requirements to vote on the Liquidation. The Liquidation will not occur unless the Fund's stockholders approve it.

Q.    WHO IS ASKING FOR MY VOTE?

A. The Board of Directors of the Fund is asking you to vote at the Meeting regarding the proposed Liquidation of the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

Q.    WHO IS ELIGIBLE TO VOTE?

A. Stockholders of record on the Record Date are entitled to vote at the Meeting or any adjournment or postponement of the Meeting. If you owned shares on the Record Date, you have the right to vote even if you later sell or have sold the shares.

      Each share of common stock is entitled to one vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to stockholders' instructions. If you sign and return a proxy card but do not fill in a vote, your shares will be voted "FOR" the Liquidation.

Q.    HOW WILL THE LIQUIDATION WORK?

A. If the Fund's stockholders approve the Liquidation, the Fund immediately thereafter will not engage in any business activities, except to wind up its business, convert its portfolio securities to cash, and make one or more liquidating distributions to stockholders.

Q.    WHY IS THE LIQUIDATION BEING PROPOSED?

A. In January 2010 the Fund's stockholders approved a new investment objective and investment policy changes and the Fund adopted its current name and implemented its new strategy. However, developments since such time resulted in a re-evaluation of the Fund's viability in its current form and led the Fund's investment adviser, AllianceBernstein L.P. (the "Adviser"), to recommend, and the Directors to approve, the Liquidation. Among the factors leading to the determination to recommend and approve the Liquidation were concerns about the Fund's size, expenses, discount to net asset value ("NAV") and changes to the Fund's stockholder base. The Adviser and the Board considered alternatives to the Liquidation, including, among other things, the possibility of a merger with other AllianceBernstein closed- or open-end funds or unaffiliated funds, open-ending the Fund, and a tender offer or open market share purchases. In light of factors such as the Fund's relatively unique investment strategy and portfolio, size, and expenses, the Directors concluded that the Fund would not be an attractive merger candidate. In addition, the Fund did not appear to be an attractive investment alternative as an open-end fund, particularly in view of significant redemptions that would likely occur following open-ending, which would further reduce its size and increase its operating expenses significantly. Tender offers and open market purchases of shares would adversely affect the Fund's expense ratio and may not reduce the Fund's discount to NAV long-term. After considering the Adviser's recommendation and the factors discussed in the Proxy Statement, the Board concluded that the Liquidation is in the best interests of the Fund. If the Fund's stockholders do not approve the Liquidation, the Directors will consider whether another course of action would benefit the Fund and its stockholders.

Q.    WHEN WILL THE LIQUIDATION AND DISTRIBUTIONS TO STOCKHOLDERS OCCUR?

A. If the Fund's stockholders approve the Liquidation, the Fund expects to make liquidating distributions to stockholders within approximately one month of such approval.

Q.    WHY IS THE BOARD REQUESTING MY VOTE?

A. Maryland law requires the Fund to obtain stockholder approval prior to the liquidation and dissolution of the Fund. Consequently, the Board is seeking your vote on the Liquidation.

Q.    HOW DOES THE BOARD RECOMMEND I VOTE?

A.    The Board recommends that you vote "FOR" the Liquidation.

Q.    HOW CAN I VOTE MY SHARES?

A.    Please follow the instructions included on the enclosed proxy card.

Q.    WHAT IF I WANT TO REVOKE MY PROXY?

A. You can revoke your proxy at any time prior to its exercise by (i) giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) by authorizing a later-dated proxy (either by signing and mailing another proxy card, or by calling Computershare (the "Proxy Solicitor") at 866-456-7828) or (iii) by personally voting at the Meeting.

Q.    WHOM DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?

A.    You can call the Proxy Solicitor at 866-456-7828.

                          THE IBERO-AMERICA FUND, INC.

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                          1345 Avenue of the Americas
                            New York, New York 10105
                            Toll Free (800) 221-5672

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                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                August 31, 2011

To the Stockholders of The Ibero-America Fund, Inc.:

      Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of The Ibero-America Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of the Fund, 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, on Wednesday, August 31, 2011 at 3:30 p.m. Eastern Time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated July 12, 2011:

            To approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

      Any stockholder of record of the Fund at the close of business on July 7, 2011 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.


                                         By Order of the Board of Directors,

                                         Emilie D. Wrapp
                                         Secretary


New York, New York
July 12, 2011

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                             YOUR VOTE IS IMPORTANT

      Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. You may also, by telephone or through the Internet, authorize proxies to cast your vote. To do so, please follow the instructions on the enclosed Proxy Card. Your vote is very important no matter how many shares you own. Please complete, date, sign and return your proxy promptly in order to save the Fund any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

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      AllianceBernstein(R) and the AB Logo are registered trademarks and service marks used by permission of the owner, AllianceBernstein L.P.

                                PROXY STATEMENT

                          THE IBERO-AMERICA FUND, INC.

                          1345 Avenue of the Americas
                            New York, New York 10105

                         -----------------------------


                        SPECIAL MEETING OF STOCKHOLDERS

                                August 31, 2011

                         -----------------------------

                                  INTRODUCTION

      This is a Proxy Statement for The Ibero-America Fund, Inc., a Maryland corporation (the "Fund"). The Fund's Board of Directors (the "Directors") is soliciting proxies for a Special Meeting of Stockholders of the Fund (the "Meeting) to consider and vote on a proposal to liquidate and dissolve the Fund (the "Liquidation), as set for in the Plan of Liquidation and Dissolution attached hereto as Appendix A.

      The Directors are sending you this Proxy Statement to ask for your vote on the Liquidation. The Meeting will be held at the offices of the Fund, 1345 Avenue of the Americas, New York, New York 10105, on Wednesday, August 31, 2011 at 3:30 p.m. Eastern Time. The solicitation will be by mail and the cost will be borne by the Fund. The Notice of Special Meeting, Proxy Statement and Proxy Card are being mailed to stockholders on or about July 14, 2011.

      Any stockholder who owned shares of the Fund at the close of business on Thursday, July 7, 2011 (the "Record Date") is entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Each share is entitled to one vote.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS' MEETING TO BE HELD ON WEDNESDAY, AUGUST 31, 2011. THE PROXY STATEMENT IS AVAILABLE ON THE INTERNET AT www.alliancebernstein.com/abfundsproxy.

                                  PROPOSAL ONE
            APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE FUND

INTRODUCTION

      The Fund is a closed-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"). The Fund's net assets, as of May 31, 2011, were approximately $71 million. Because of its relatively small asset size, the Fund has higher operating expenses than many other funds, which adversely affect the Fund's returns. The Fund has for the past three years traded at a discount to NAV, which was as of April 29, 2011, 11.80%, and which was as of June 7, 2011 (the day prior to the announcement of the proposed liquidation of the Fund), 6.96%. For the reasons discussed below, the Directors have declared advisable, approved, and recommended that stockholders approve, the liquidation and dissolution of the Fund (the "Liquidation"). If the Fund's stockholders do not approve the Liquidation, the Fund will continue its operations and the Directors will consider whether another course of action would be in the best interests of the Fund and its stockholders.

BACKGROUND AND REASONS FOR THE PROPOSAL

      At a meeting of the Directors on June 8, 2011 (the "June Meeting"), the Adviser recommended that the Directors approve and recommend to the Fund's stockholders for their approval the Plan of Liquidation and Dissolution dated as of June 8, 2011 (the "Plan").

      In 2008, the Adviser recommended to the Directors the liquidation of the Fund in light of: (i) the Adviser's view that broadly diversified funds provide a risk and return profile that better suits most investors than a fund with a more narrow geographical focus (at the time, the Fund focused on investments in Spanish equity securities); (ii) a deterioration of the Spanish economy generally, which had resulted in recent performance declines, and the Adviser's expectation that such deterioration and negative performance would continue;
(iii) the trading of the Fund's shares at a significant discount after many years of trading at a premium; and (iv) an increasing expense ratio as a result of reduced assets. After considering the Adviser's proposal, the Directors did not approve the liquidation of the Fund as they did not conclude that it would be in the best interests of the Fund at that time. Subsequently at the Directors' request, in July 2009 the Adviser recommended that the Fund broaden its investment focus along with related investment policy changes. The new investment objective and policies were approved by the Directors and stockholders and became effective in early 2010. They allowed the Fund to expand its investment focus beyond Spain to include companies located in Spain and Portugal and in the historically Spanish- and Portuguese-speaking countries of Central and South America, commonly referred to as Ibero-American countries. The Fund's name was changed from "The Spain Fund, Inc.", to its current name, "The Ibero-America Fund, Inc."

      Subsequently, the Directors have considered the effect of the changes to the Fund's investment policies along with the other factors discussed below from the point of view of the interests of the Fund and its stockholders. After careful consideration, the Directors (including all Directors who are not "interested persons" of the Fund, the Adviser or its affiliates) determined that the Liquidation would be in the best interests of the Fund. The Directors approved the Plan and the Liquidation and recommended that the stockholders of the Fund vote in favor of the Liquidation.

      The Adviser presented the following for the Directors to consider with respect to the proposed Liquidation:

      o The Fund conducted its initial public offering on October 27, 1988, and raised approximately $128 million in the offering. The Fund's current net assets, as of April 30, 2011, are approximately $75 million, which represents a 45% decline in net assets from its ten-year high of approximately $137 million in October 2007. The Fund's average net assets for the fiscal year to date period ended April 30, 2011 were $72 million. The Fund's NAV per share has declined from $15.56, as of October 31, 2007, to $8.29, as of April 30, 2011, a decrease of approximately 46%.

      o For several years, the Adviser and the Board have undertaken various steps to reduce the Fund's operating expenses. Despite reductions in custody, audit and advisory fees and primarily because of its relatively small size, the Fund still has a relatively high expense ratio compared with those of many other closed-end funds. The Fund's expense ratio has been rising with the decline in its assets in recent years. It increased from 1.20% in October 2007 to 1.84% as of April 30, 2011 and has at times during the past year been as high as 2.16%.

      o From June 2001 to May 2008, the Fund's shares generally traded at a premium to NAV, occasionally of as much as 20%. Since May 2008, the Fund's shares have traded at a discount, at times more than 20%. The Fund's discount to NAV was, as of April 29, 2011, 11.80%. The Adviser believes that the reversal of the discount and the decline of the Fund's net assets reflected, in part, the decline in the Spanish economy as well as factors affecting the world stock markets and closed-end funds generally. The changes to the Fund's investment policies have not, to date, had the effect of reducing the Fund's discount. Given the limited opportunities for growth available to a closed-end fund, the Adviser did not anticipate that the Fund's assets will grow significantly. While closed-end funds can raise assets by conducting rights offerings, the Fund would still be relatively small even if it undertook a substantial rights offering. The Adviser noted that liquidation of the Fund would allow stockholders to realize the Fund's NAV and avoid the discount to NAV that they would currently realize if they sold their shares in the market.

      o The Adviser discussed with the Directors that the Fund's recent absolute performance has been mixed but historically the Fund's relative performance has been good. For the one-, three-, five- and ten-year periods ended April 30, 2011, the Fund returned 20.66%, -4.82%, 4.60% and 8.55%, respectively, at NAV, as compared to the returns of its primary benchmark, the Madrid Stock Exchange General Index, of 18.59%, -7.03%, 3.67%, and 10.12% over the same periods. For the period January 1, 2010 through April 30, 2011 (the period since the Fund's new policies were implemented), the Fund returned 4.01% while the Madrid Stock Exchange General Index and the MSCI Emerging Markets Latin American Index returned 2.56% and 11.94%, respectively.

      o Among the alternatives to liquidation of the Fund considered was a merger within the AllianceBernstein family of funds. The Adviser noted that it did not believe that there is another suitable partner for the Fund within the AllianceBernstein family of closed-end funds. All of the other AllianceBernstein closed-end funds are fixed-income funds. Their investment mandates are dissimilar to the regional equity security focus of the Fund. The Adviser also discussed with the Directors the possibility of a merger with an AllianceBernstein open-end fund. No other AllianceBernstein open-end fund concentrates its investments in equity securities in the same regions as does the Fund and none of the Funds has any significant overlapping portfolio securities holdings. The Adviser noted that these other potential mergers would be unlikely to qualify as tax-free reorganizations. The Adviser was unable to recommend to the Directors that pursuing a combination with any of the AllianceBernstein closed- or open-end funds would be in the Fund's stockholders' best interests.

      o The Adviser also discussed with the Directors that it does not believe that the Fund would be an attractive merger candidate outside the AllianceBernstein family of closed-end funds, given its small size and investment strategy. The other closed-end funds in the same Lipper category as the Fund are primarily single-country funds and most of these funds have lower expense ratios than the Fund. None of these funds is likely to consider the Fund an attractive merger candidate because of the Fund's focus on investments in Ibero-America. In addition, any such merger would be unlikely to qualify as a tax-free reorganization.

      o The Fund has unrealized capital gains as of May 31, 2011, of approximately $20.64 million, or approximately $2.32 per share, and capital loss carryforwards of approximately $1.78 million or $0.20 per share. Any undistributed income or realized capital gain in the Fund would be distributed prior to the final liquidating distribution paid to stockholders. In a liquidation, the liquidating distribution paid to a stockholder is compared to a stockholder's initial investment cost to determine taxability. Because the Adviser does not have information about the cost basis or holding period of an average stockholder, the Adviser was unable to predict whether most shareholders will realize a gain or loss.

      o The Adviser discussed with the Directors that it could not recommend the conversion of the Fund from a closed-end investment company to an open-end investment company or a merger with an open-end investment company outside the AllianceBernstein family of funds. Fund stockholders may find open-ending the Fund an attractive alternative because it would allow stockholders desiring liquidity to redeem their shares at NAV at times of such stockholders' choosing. In the Adviser's experience, however, open-ending would undoubtedly result in significant redemption activity, which would increase the Fund's expense ratio. Also, if the Fund were to operate as an open-end fund, it would need to attract new investors. Even if the Adviser believed in the desirability of such a fund, the Fund would need to adopt a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 in order to support sales in the broker channel. Distribution fees would increase the Fund's expense ratio. Therefore, the Adviser did not believe that open-ending the Fund was in the stockholders' best interests. For the same reasons, the Adviser did not believe the Fund would be an attractive merger candidate for an open-end fund outside the AllianceBernstein family. In addition, selling the Fund to a replacement investment adviser would be challenging, primarily because of the Fund's small size.

      o Other methods of addressing the Fund's discount, such as tender offers and open market stock repurchase were also discussed. The Fund's discount is consistent with an industry trend present in all closed-end fund categories. While a tender offer or open market purchases for the Fund's shares might effect a temporary reduction in the discount, the Adviser's experience with other closed-end funds demonstrates that these efforts do not have a lasting effect. Furthermore, a reduction in the Fund's net assets would only increase the Fund's expense ratio.

      o The Fund has two large institutional stockholders who together own approximately 36% of the Fund's outstanding shares. Both of these stockholders have expressed support for the liquidation and dissolution of the Fund. In addition, one of those stockholders recently submitted a proposal for consideration at the Fund's next annual meeting that recommends that the Directors approve and submit to stockholders a proposal to liquidate the Fund. Based on changes to the Fund's stockholder base, the Adviser and the Directors believed that such proposal, if presented, would be approved by stockholders.

      o Given the foregoing, the Adviser recommended to the Directors the Liquidation because it believed that the Liquidation was in the best interests of the Fund.

      At the June Meeting, the Directors (with the advice and assistance of independent counsel) considered the above factors and also considered, among other things:

      o     The Plan and the terms and conditions of the Liquidation;

      o The costs of the Liquidation (largely those for legal, printing and proxy solicitation expenses), estimated to be approximately $125,000, which will be borne by the Fund; and

      o The Adviser's agreement to maintain insurance policies comparable to the existing policies covering the Fund and the Fund's Directors and officers for any claims relating to acts or omissions prior to the Liquidation in respect of the Fund for at least six years.

      Based on the foregoing, the Directors determined that the Liquidation was in the best interests of the Fund and recommended it to the stockholders for their approval.

SUMMARY OF PLAN OF LIQUIDATION AND RESOLUTION

      The following summary is not complete. A copy of the Plan is attached hereto as Appendix A. Stockholders are urged to read the Plan in its entirety.

EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE FUND'S ACTIVITIES AS AN INVESTMENT COMPANY

      The Plan will become effective if the Liquidation is approved by the holders of at least a majority of the outstanding shares of the Fund entitled to vote at the Meeting (the "Effective Date"). After the Effective Date, the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities, including contingent liabilities if any, and distributing its remaining assets to stockholders in accordance with the Plan.

CLOSING OF BOOKS AND TRANSFER AND TRADING OF SHARES

      The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their respective share holdings on or about the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates. Prior to the Effective Date, the New York Stock Exchange ("NYSE") may remove the Fund's shares from listing at any time if an event shall occur or conditions exist that, in the opinion of the NYSE, make further dealings on the NYSE inadvisable. The Fund expects that the shares will continue trading on the NYSE until the Effective Date and will not trade thereafter.

LIQUIDATING DISTRIBUTIONS

      The distribution of the Fund's assets will be made in one or more cash payments in complete Liquidation of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing all or a substantial portion of the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the date of the First Distribution, and (b) such other liabilities as the Board of Directors may reasonably deem to exist against the assets of the Fund on the Fund's books, including any contingent liabilities. Such estimated amount may include a material amount for liabilities related to potential litigation involving the Fund and its officers and directors. Subsequent distributions (each a "Distribution" and together with the First Distribution and all other Distributions, the "Liquidating Distributions"), if any, will consist of cash from any assets remaining after accrual of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to earlier Distributions and any other miscellaneous income of the Fund. The Directors will set the record date and the payment date for the First Distribution and each subsequent Distribution. If the stockholders approve the Liquidation on August 31, 2011, the Fund expects to make the Liquidating Distributions by approximately the end of September 2011.

      The Plan provides that the Directors have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the Liquidation and the distribution of its net assets to stockholders in accordance with the purposes to be accomplished by the Plan.

      The transfer agent is Computershare Trust Company N.A., P.O. Box 43010, Providence, Rhode Island 02940. It can be reached at (866) 456-7828. All stockholders will receive information concerning the sources of the Liquidating Distribution. Upon filing of the Articles of Dissolution, all outstanding shares of the Fund will be deemed cancelled.

DISTRIBUTION AMOUNTS AND EXPENSES OF LIQUIDATION

      The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by any remaining expenses of the Fund, including the expenses of the Fund in connection with this solicitation and with the liquidation and portfolio transaction costs, as well as any costs incurred in resolving any claims that may arise against the Fund. The Fund will bear all of the expenses incurred by the Fund in carrying out the Plan. These expenses are estimated to be approximately $125,000. Actual liquidation expenses and portfolio transaction costs may vary from these estimates. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

FEDERAL TAX CONSIDERATIONS

      The following is a general summary of the significant federal income tax consequences of the Plan to the Fund and its stockholders and is limited in scope. This summary is based on the tax laws and applicable Treasury regulations in effect on the date of this Proxy, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences to the Fund or its stockholders that will result from the Fund's Liquidation. The statements below are not binding upon the IRS or a court, and there is no assurance that the IRS or a court will not take a view contrary to those expressed below.

      This summary addresses significant federal income tax consequences of the Plan, but does not discuss state or local tax consequences of the Plan. Implementing the Plan may impose unanticipated tax consequences on stockholders or affect stockholders differently, depending on their individual circumstances. Stockholders are encouraged to consult with their own tax advisers to determine the particular tax consequences that may be applicable in connection with the Plan.

      The Liquidating Distributions received by a stockholder may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during its final tax year; (ii) an ordinary income dividend to the extent the amount of the Fund's ordinary income and short-term capital gains earned during its final tax year that has not previously been distributed exceeds the Fund's expenses for the year; and (iii) a distribution treated as payment for the stockholder's shares. As of May 31, 2011, the Fund had accumulated net unrealized capital gains of $20.64 million, or $2.32 per share, and expects to realize significant net gains on the sale of assets in connection with the Liquidation. Therefore, it is currently expected that stockholders may have a significant capital gain dividend in the distribution. However, the composition of the actual Liquidating Distributions may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Based on the Fund's current unrealized gains, the Fund will likely need to make a pre-closing distribution prior to Liquidation.

      Prior to the last day of the Fund's final taxable year, the Directors will authorize any capital gain dividend and ordinary income dividend to be distributed prior to the payment of the Liquidating Distribution. Within 60 days after the close of the Fund's final taxable year, the Fund will notify stockholders as to the portion, if any, of the Liquidating Distribution that constitutes a capital gain dividend and the portion that constitutes an ordinary income dividend (as well as any amounts qualifying for a credit or deduction against foreign taxes paid by the Fund).

      Since the Fund expects to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code (the "Code"), during the liquidation period it does not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes that would reduce any or all of the three types of Liquidating Distributions, and result in the inability of the Fund to pass through to its stockholders credits against foreign taxes paid.

      Any portion of a Liquidating Distribution paid under the Plan out of ordinary income or realized long-term capital gains will be taxed under the Code, in the same manner as any other distribution of the Fund. Accordingly, such amounts will be treated as ordinary income or long-term capital gains, if so designated.

      The balance of any amount (after accounting for the capital gain dividend and ordinary income dividend positions of the Liquidating Distributions) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a stockholder's shares in the Fund. A stockholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the stockholder's tax basis in its Fund shares. Any such gain or loss will be a capital gain or capital loss if the stockholder holds its shares as capital assets. In such event, any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund's shares were held for more than one year by the stockholder at the time of the exchange. Under current law, long-term capital gains are taxed to non-corporate stockholders at a maximum tax rate of 15%. If the stockholder held its Fund shares for not more than one year at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss. Short-term capital gains are taxed to non-corporate stockholders at the graduated income tax rates applicable to ordinary income. Corporate stockholders should note that there is no preferential federal income tax rate applicable to long-term capital gains derived by corporations under the Code. Accordingly, all income recognized by a corporate stockholder pursuant to the Liquidation, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

      Under the Code, certain non-corporate stockholders may be subject to backup withholding tax (currently at a rate of 28%) on the Liquidating Distribution they receive from the Fund. Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who underreport their tax liability. An individual's taxpayer identification number is his or her social security number. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax. Rather, it may be credited against a taxpayer's federal income tax liability.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT AND STATE LAW

      As noted above, on the Effective Date, the Plan provides that the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of the Fund's deregistration under the 1940 Act. Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

      After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Charter and Bylaws, Articles of Dissolution will be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

APPRAISAL RIGHTS

      Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

      The Board unanimously recommends that the stockholders vote FOR Proposal One. Approval of Proposal One requires the affirmative vote of a majority of the votes entitled to be cast.

                      PROXY VOTING AND STOCKHOLDER MEETING

      All properly executed and timely received proxies will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies solicited on behalf of the Board will be voted for the Liquidation and Dissolution of the Fund (Proposal One). If no specification is made on a properly executed proxy, it will be voted for the matters specified on the Proxy Card.

      Those stockholders who hold shares directly and not through a broker or nominee (that is, the stockholders of record) may authorize their proxies to cast their votes by completing a Proxy Card and returning it by mail in the enclosed postage-paid envelope as well as by telephone or internet. Instructions to be followed by a stockholder of record to submit a proxy via telephone or through the Internet, including use of the Control Number on the stockholder's Proxy Card, are designed to verify stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholder instructions have been recorded properly. Stockholders who authorize proxies by telephone or through the Internet should not also return a Proxy Card. A stockholder of record may revoke that stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by authorizing a later-dated proxy (either by signing and mailing another Proxy Card or by telephone or through the Internet, as indicated above), or by personally attending and voting at the Meeting. Owners of shares held through a broker or nominee (who is the stockholder of record for those shares) should follow directions provided by the broker or nominee to submit voting instructions.

      Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an "abstention") or represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have the discretionary power to vote).

      The approval of Proposal One requires an affirmative vote of the holders of a majority of the votes entitled to be cast. Abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business but will have the effect of a vote against the Proposal. Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the proposal to approve the Liquidation, no other business may properly come before the Meeting. If any such procedural matter requiring a vote of stockholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

      A quorum for the Meeting will consist of the presence in person or by proxy of the holders of a majority of the total outstanding shares of the Fund. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of the position recommended by the Board on the Proposal is not timely received, the Chairman of the Board may adjourn the Meeting with no other notice than announcement at the Meeting, in order to permit further solicitation of proxies.

      The Fund has engaged Computershare, P.O. Box 43010, Providence, Rhode Island 02940, to assist in soliciting proxies for the Meeting, including contacting stockholders by telephone or other electronic means to solicit stockholders on behalf of the Fund. Computershare will receive a total fee of approximately $10,000 for its services, which will be borne by the Fund. Other costs of the proxy solicitation will also be borne by the Fund.

                               OTHER INFORMATION

Stock Ownership
---------------

      The outstanding voting shares of the Fund as of the Record Date consisted of [____________] shares of common stock of the Fund. As of the Record Date, the Directors and officers of the Fund as a group owned less than [1]% of the Fund's common stock. During the Fund's most recently completed fiscal year, the Fund's Directors as a group did not engage in the purchase or sale of securities of the Adviser or of any of its parents or subsidiaries in an amount exceeding [1]% of the relevant class of securities.

       INFORMATION AS TO THE FUND'S INVESTMENT ADVISER AND ADMINISTRATOR

      The Fund's investment adviser and administrator is AllianceBernstein L.P., with principal offices at 1345 Avenue of the Americas, New York, New York 10105.

                                 OTHER MATTERS

      Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the proposal to approve the Liquidation, no other business may properly come before the Meeting. If any such procedural matter requiring a vote of stockholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

Control Persons and Principal Holders of Securities
---------------------------------------------------

      Based on the most recent publicly available data as of May 26, 2011, City of London Investment Group PLC, with an address of 77 Gracechurch Street, London EC3V 0AS, England beneficially owned an aggregate of 1,688,610 shares, or approximately 18.9%, of the outstanding common stock of the Fund.

      Based on the most recent publicly available data as of May 11, 2011, Banco Bilbao Vizcaya Argentaria, S.A., with an address of Paseo de la Castellana 81, Madrid 28046, Spain, beneficially owned an aggregate of 1,500,000 shares, or approximately 16.84%, of the outstanding common stock of the Fund.

      SUBMISSION OF PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

      If the Proposal is approved, the Fund does not intend to hold another annual meeting. However, if the Proposal is not approved or if the Liquidation does not occur, the Fund will hold an annual meeting. As noted in the proxy for the last year's annual meeting, proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Fund ("2011 Annual Meeting of Stockholders") should have been received by the Fund by May 30, 2011 for inclusion in the Fund's proxy statement and proxy card relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it would be included. In addition, stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporation Law and must be submitted in accordance with the Fund's Bylaws. To be presented at the 2011 Annual Meeting of Stockholders, a stockholder proposal that is not otherwise includable in the proxy statement for the 2011 Annual Meeting of Stockholders should have been delivered by a stockholder of record to the Fund no sooner than April 30, 2011 and not later than May 30, 2011.

      The persons named as proxies for the 2011 Annual Meeting of Stockholders will, with respect to the proxies in effect at the meeting, have discretionary authority to vote on any matter presented by a stockholder for action at that meeting because the Fund had not received notice of the matter sooner than April 30, 2011 or later than May 30, 2011, or as otherwise provided in the preceding paragraph. If the Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the SEC.

                            REPORTS TO STOCKHOLDERS

      The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of the Fund's latest annual report to stockholders and its subsequent semi-annual report to stockholders, if any, upon request and without charge. To request a copy, please call AllianceBernstein Investments, Inc. at [(800) 227-4618] or write to Maria Brison at AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105.


                                           By Order of the Board of Directors

                                           Emilie D. Wrapp
                                           Secretary


July 12, 2011
New York, New York

APPENDIX A - PLAN OF LIQUIDATION AND DISSOLUTION

                          The Ibero-America Fund, Inc.

                      Plan of Liquidation and Dissolution

This Plan of Liquidation and Dissolution (the "Plan") of The Ibero-America Fund, Inc. (the "Fund"), a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the laws of the State of Maryland.

WHEREAS, on June 8, 2011, the Fund's Board of Directors (the "Board") unanimously determined that it is advisable to dissolve the Fund; and

WHEREAS, the Board has considered and approved this Plan as the method of liquidating and dissolving the Fund and has directed that the dissolution of the Fund be submitted to the stockholders of the Fund (the "Stockholders") for their consideration;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective only upon the approval of dissolution of the Fund by the Stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter at a duly called meeting of the Stockholders at which a quorum is present. The day of such approval by the Stockholders is hereinafter called the "Effective Date."

2. Cessation of Business. After the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities as provided in
      Section 5 herein, and distributing its remaining assets to the Stockholders in accordance with this Plan.

3. Fixing of Interests and Closing of Books. The proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the "Determination Date"). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the Fund's assets shall not be transferable by operation of law and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. (the "NYSE").

4. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, if any, at their addresses as shown on the Fund's records, that this Plan has been approved by the Board of Directors and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL").

5. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Fund shall pay, or make reasonable provision to pay in full all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final Liquidating Distribution provided for in Section 6 below.

6. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed by two or more cash payments in complete cancellation of all the outstanding shares of stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing a substantial portion of the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Fund's books, including any contingent liabilities. Each subsequent distribution (each a "Distribution" and together with the First Distribution and all other Distributions, the "Liquidating Distribution")will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the earlier Distributions and any other miscellaneous income to the Fund. The Board, or a duly authorized committee thereof, will set the record date and payment date for the First Distribution and each subsequent Distribution.

7. Expenses of the Liquidation and Dissolution of the Fund. The Fund shall bear all of the expenses incurred in carrying out this Plan.

8. Deregistration as an Investment Company. Upon completion of the Liquidating Distribution, the Fund shall file with the Securities and Exchange Commission an application for an order declaring that the Fund has ceased to be an investment company.

9. Dissolution. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's charter, including filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland.

      Once dissolved, if any additional assets remain available for distribution to the Stockholders, the Board may provide such notices to Stockholders and make such distributions in the manner provided by the MGCL.

10. Additional Actions and Amendments. Without limiting the power of the Board under Maryland law and the Fund's charter, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Fund, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Maryland law, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the NYSE. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the liquidation and dissolution of the Fund and the distribution of its net assets to Stockholders in accordance with the purposes to be accomplished by the Plan.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

Introduction............................................................   [___]
Proposal One: Liquidation and Dissolution...............................   [___]
Proxy Voting and Stockholder Meeting....................................   [___]
Other Information.......................................................   [___]
Information as to the Fund's Investment Adviser and Administrator.......   [___]
Other Matters...........................................................   [___]
Submission of Proposals for the Next Annual Meeting of Stockholders.....   [___]
Reports to Stockholders.................................................   [___]
Appendix A: Plan of Liquidation and Dissolution.........................     A-1

                                                    The Ibero-America Fund, Inc.
--------------------------------------------------------------------------------

       AB
AllianceBernstein
   Investments

--------------------------------------------------------------------------------

NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT



July 12, 2011

[FORM OF PROXY CARD]

PROXY - THE IBERO-AMERICA FUND, INC.

PROXY IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 31, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE IBERO-AMERICA FUND, INC.

The undersigned stockholder of The Ibero-America Fund, Inc., a Maryland corporation, hereby appoints Nancy E. Hay and Carol H. Rappa, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Corporation (the "Special Meeting") to be held at 3:30 p.m., Eastern Time, on August 31, 2011 at the offices of the Corporation, 1345 Avenue of the Americas, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at such Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement and revokes any proxy previously given with respect to such Special Meeting.

IF THIS PROXY CARD IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS SPECIFIED. IF THIS PROXY CARD IS PROPERLY EXECUTED BUT NO SPECIFICATION IS MADE FOR THE PROPOSAL, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please refer to the proxy statement for a discussion of the Proposal.

PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY; YOU MAY USE THE ENCLOSED ENVELOPE.

Special Meeting Proxy Card

A  Proposal

Approval of the liquidation and dissolution of the Fund in accordance with the Plan of Liquidation and Dissolution of the Fund attached to the Proxy Statement as Appendix A.


       FOR                           AGAINST                        ABSTAIN
       [_]                             [_]                             [_]


To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting, any postponement or adjournment thereof, including any matter incidental to the conduct of the Meeting, in the discretion of the Proxy holder(s).

Please check here if you plan to attend the Meeting.

      [_]   I WILL ATTEND THE MEETING.


------------------


B. Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below.


Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 - Please keep signature within the box


-----------------------------------


Signature 2 - Please keep signature within the box


-----------------------------------


Date (mm/dd/yyyy)


-----------------------------------


SK 00250 0031 1209116